Exhibit 23.1

中正達會計師事務所有限公司
Centurion ZD CPA Limited
Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong
香港 皇后大道中359-361號 南島商業大廈7樓
Tel : (852) 2851 7954 Fax: (852) 2545 4086
Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong
九龍 旺角 亞皆老街8號 朗豪坊辦公大樓2105-06室
Tel: (852) 2780 0607 Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 14, 2017, relating to the consolidated financial statements of Nova LifeStyle, Inc. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited
Hong Kong, China
July 12, 2017